Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of this      day of February, 2007, by and between                      (the “Holder”), and Magma Design Automation, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holder (i) currently holds $             principal amount (the “Outstanding Notes Held”) of the Company’s Zero Coupon Convertible Subordinated Notes due May 15, 2008 (the “Notes”) and (ii) has purchased but not yet received an additional $             principal amount (the “Outstanding Notes Purchased”) of Notes to be received prior to the Closing (as defined below) ((i) and (ii) are collectively referred to as the “Outstanding Notes”);

WHEREAS, the Holder desires to exchange the Outstanding Notes for an equal principal amount of the Company’s 2.00% Convertible Senior Notes due May 15, 2010 (the “Exchange Notes”), subject to and on the terms and conditions set forth in this Agreement (the “Note Exchange”);

WHEREAS, the Company desires to issue to the Holder $             principal amount of Exchange Notes in exchange for the Outstanding Notes in the Note Exchange, subject to and on the terms and conditions set forth in this Agreement;

WHEREAS, the Exchange Notes will be issued pursuant to the Indenture, to be entered into by the Company and the trustee (the “Trustee”) named therein (the “Indenture”), substantially in the form of Exhibit A hereto; and

WHEREAS, in connection with the issuance of the Exchange Notes the Company will agree to provide the Holder registration rights pursuant to the Registration Rights Agreement, to be entered into by the Company, the Holder and the other holders of Outstanding Notes exchanging such notes for Exchange Notes (the “Registration Rights Agreement”), substantially in the form of Exhibit B hereto.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange and Sale of the Exchange Notes.

Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange, subject to Section 1.2 hereof, to the

Holder, and the Holder agrees to accept from the Company, $             in aggregate principal amount of Exchange Notes for $             aggregate principal amount of Outstanding Notes; provided, however, that if the Holder has not received the Outstanding Notes Purchased prior to the Closing, the Holder agrees to accept from the Company $             in aggregate principal amount of Exchange Notes for all of the Outstanding Notes Held on the Closing.

Section 1.2 Closing. Subject to the last sentence of this Section 1.2, the closing of the transactions contemplated by this Agreement (the “Closing”) is anticipated to take place on the third business day after the date hereof at the offices of O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111, or on such other date and at such other place as the parties may agree in writing (the “Closing Date”). At the Closing, (i) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) Outstanding Notes in the aggregate principal amount set forth in Section 1.1, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Outstanding Notes in the aggregate principal amount set forth in Section 1.1, and (ii) the Company shall issue to the Holder the Exchange Notes in the aggregate principal amount set forth in Section 1.1; provided, however, that the parties acknowledge that the issuance of the Exchange Notes to some or all of the Holders may be delayed due to procedures and mechanics within the system of the Depository Trust Company (“DTC”) and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the Exchange Notes, (ii) such delay is no longer than 3 business days and (iii) interest shall accrue on such Exchange Notes from the date of the Indenture.

Section 1.3 Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered this Agreement to Holder;

(b) The Company and the Trustee shall have executed and delivered the Indenture;

(c) The Company shall have executed and delivered the Exchange Notes in the aggregate principal amount set forth in Section 1.1;

(d) The Company shall have executed and delivered the Registration Rights Agreement to Holder;

(e) The Company shall have submitted an additional share listing application for the shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issuable upon conversion of the Exchange Notes with the Nasdaq Global Market and shall have used its reasonable efforts to have the shares of Common Stock issuable upon conversion of the Exchange Notes approved by the Nasdaq Global Market for listing prior to the Closing;

(f) The Company shall have delivered to the Holder, Piper Jaffray & Co. and Canaccord Adams Inc. a certificate of the Company, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the Exchange Notes, and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the Exchange Notes;

(g) The Company shall have delivered to the Holder, Piper Jaffray & Co. and Canaccord Adams Inc. a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct as so qualified and all representations and warranties of the Company in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(h) Simultaneously with the Closing, the Company shall issue an aggregate principal amount of Exchange Notes that, together with all Exchange Notes issued to Other Holders (as defined below) is not less than $40,000,000;

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the Nasdaq Global Market;

(j) The Exchange Notes shall have been approved for trading on The PORTAL Market of the National Association of Securities Dealers, Inc.;

(k) The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the Exchange Notes;

(l) The Exchange Notes shall be included in the book-entry settlement system of the DTC;

(m) The Exchange Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act (as defined below); and

(n) The Company shall have delivered to Holder the opinion of O’Melveny & Myers LLP, dated as of the Closing Date in substantially the form of Exhibit C attached hereto, which opinion may contain reasonable and customary preambles, qualifications and exceptions.

(ii) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have executed and delivered to the Company this Agreement;

(b) The Holder shall have executed and delivered to the Company the Registration Rights Agreement;

(c) The Holder shall have delivered, or caused to be delivered, to the Company (i) the Outstanding Notes being exchanged pursuant to this Agreement in accordance with the written instructions of the Company and (ii) all documentation related to the right, title and interest in and to such Outstanding Notes, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) such Outstanding Notes;

(d) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(e) Simultaneously with the Closing, the Company shall issue an aggregate principal amount of Exchange Notes that, together with all Exchange Notes issued to Other Holders is not less than $40,000,000;

(f) The Exchange Notes shall have been approved for trading on The PORTAL Market of the National Association of Securities Dealers, Inc.; and

(g) The Exchange Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

Section 1.4 Exchange of Additional Notes. Simultaneously with or after the Closing, the Company may issue, to one or more other holders of outstanding Notes (the “Other Holders”), subject to the terms of the Indenture, Exchange Notes.

ARTICLE II

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Outstanding Notes. The Holder is the sole legal and beneficial owner of and has good and valid title to the Outstanding Notes Held in the aggregate principal amount set forth in the first recital of this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes Held or its rights in such Outstanding Notes Held, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes Held.

Subject to its receipt of the Outstanding Notes Purchased, the Holder is the sole legal and beneficial owner of and has good and valid title to the Outstanding Notes Purchased in the aggregate principal amount set forth in the first recital of this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes Purchased or its rights in such Outstanding Notes Purchased, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes Purchased.

Section 2.4 Investment Decision. The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and in either case was not organized for the purpose of acquiring the Exchange Notes or the shares of the Common Stock, into which the Exchange Notes may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is familiar with the Company’s objectives and business plan, has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K filed on June 15, 2006, the Company’s Quarterly Reports on Form 10-Q filed on each of August 11, 2006, November 9, 2006 and February 8, 2007, the Company’s Definitive Proxy Statement filed on July 17, 2006, and the Company’s Current Reports on Form 8-K filed on July 7, 2006, August 4, 2006, September 6, 2006, October 6, 2006, November 7, 2006, December 6, 2006, January 4, 2007, January 5, 2007, February 5, 2007 and February 6, 2007 (all of such filings with the SEC referred to, collectively, as the “SEC Documents”).

The Holder has reviewed copies of each of the Indenture and the Registration Rights Agreement, including copies of each of the Indenture and Registration Rights Agreement marked to show the differences between such documents and the respective indenture and registration rights agreement related to the Outstanding Notes, and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as is necessary to determine the changes reflected in each such document, including the changes to the terms of the Exchange Notes compared with the Outstanding Notes. The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Notes pursuant hereto and to make an informed investment decision with respect to such exchange.

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Exchange Notes to the Holder without having first registered the Exchange Notes or the Underlying Common Stock under the Securities Act.

Section 2.5 Acquisition Entirely for Own Account. The Holder is acquiring the Exchange Notes only for investment purposes for its own account and not towards, or for resale in connection with, the public sale or distribution of all or any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder is acquiring the Exchange Notes to be issued to the Holder hereunder in the ordinary course of its business. The Holder does not presently have any contract, undertaking, agreement, arrangement or understanding, directly or indirectly, with any person to distribute, sell, transfer or grant participation to such person or any third person any of the Exchange Notes.

Section 2.6 Restricted Securities. The Holder understands that neither the Exchange Notes nor the Underlying Common Stock have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Exchange Notes (and the Underlying Common Stock) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Exchange Notes (and the Underlying Common Stock) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Notes (and the Underlying Common Stock), and on requirements relating to the Company which may be outside the Holder’s control, and which, except as set forth in the Registration Rights Agreement, the Company is under no obligation and may not be able to satisfy.

Section 2.7 No Public Market. The Holder understands that no public market now exists for the Exchange Notes, and that the Company has made no assurance that a public market will ever exist for the Exchange Notes.

Section 2.8 Legends. The Holder understands that the Exchange Notes and any shares of Underlying Common Stock will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture.

Section 2.9 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

Section 2.10 Professional Advice. With respect to the tax, accounting and other economic considerations involved in the Note Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Note Exchange for the Holder’s particular tax, accounting and financial situation.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated in or by the Registration Rights Agreement, state securities regulators, the Nasdaq Global Market, the DTC and The PORTAL Market; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect (as defined below).

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on January 31, 2007, there were 38,363,591 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.

Section 3.4 Valid Issuance of the Exchange Notes. The Exchange Notes, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Article II of this Agreement and subject to the filing of Form D pursuant to Regulation D under the Securities Act and other similar filings required under state securities laws, the Exchange Notes will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in Article II of this Agreement, the Exchange Notes and the Underlying Common Stock, when issued and delivered in accordance with the terms of the Exchange Notes and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws.

Section 3.5 Financial Statements. Except as qualified in the SEC Documents, the audited and unaudited financial statements and schedules included in the SEC Documents, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; except as qualified in the SEC Documents, such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

Section 3.6 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean when used in respect of any matter relating to the Company a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Exchange Notes.

Section 3.7 Compliance with Laws; Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.8 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

Section 3.9 Nasdaq Listing Approval. The shares of Common Stock issuable upon conversion of the Exchange Notes shall have been approved by the Nasdaq Global Market for listing no later than 15 days after the date of the Closing.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(1) if to the Holder, at the most current address given by such Holder to the Company; and

(2) if to the Company, at its address, as follows:

if prior to March 12, 2007:

Magma Design Automation, Inc.

5460 Bayfront Plaza

Santa Clara, CA 95014

Attention: Chief Financial Officer

if on or after March 12, 2007:

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, CA 95110

Attention: Chief Financial Officer

with a copy to:

O’Melveny & Myers LLP

Embarcadero Center West

275 Battery Street

San Francisco, CA 94111

Attention: Karen Dreyfus, Esq.

The Company by notice to the Holder may designate additional or different addresses for subsequent notices or communications. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.2 Hart-Scott-Rodino Act. The Holder agrees not to convert any New Notes unless any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such conversion shall have expired or been terminated. The Company agrees to use commercially reasonable efforts to assist the Holder in causing any such waiting period to expire or terminate.

Section 4.3 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.10 Word Meanings. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.11 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.12 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.13 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.15 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

MAGMA DESIGN AUTOMATION, INC.

By:
Name:
Title:

HOLDER:

By:
Name:
Title: